Exhibit 35.4

[Letterhead of First Republic Bank]

SERVICER COMPLIANCE STATEMENT (ITEM 1123)

Merrill Lynch Bank & Trust Co., FSB

RE: The issuing entities listed on Exhibit A hereto (each an “Issuing Entity”)

The undersigned, a duly authorized officer of Merrill Lynch Bank & Trust Co., FSB as servicer (the “Servicer”) pursuant to the applicable servicing agreement, does hereby certify that:

1. A review of the Servicer’s activities during the period covered by each Issuing Entity’s report on form 10K and of the Servicer’s performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this          day of 3/7/2008.

By:	/s/ Nancy Segreto
Nancy Segreto
Title:	Senior Vice President

San Francisco    Los Angeles    Santa Barbara    Newport Beach    San Diego    Las Vegas    Boston    New York

A DIVISION OF MERRILL LYNCH BANK & TRUST CO., FSB

8310 W. SAHARA AVENUE, LAS VEGAS, NEVADA 89177, TEL (702) 792-5288 OR (888) 216-6888, FAX (702) 792-2203

CONVENIENT INTERNET BANKING AT www.firstrepublic.com MEMBER FDIC

[Letterhead of First Republic Bank]

EXHIBIT A

Series and Pool Number

•	RFMSI 2007-SA1 Trust	40468, 40469

•	RFMSI 2007-SA3 Trust	40540

San Francisco    Los Angeles    Santa Barbara    Newport Beach    San Diego    Las Vegas     Boston    New York

A DIVISION OF MERRILL LYNCH BANK & TRUST CO., FSB

8310 W. SAHARA AVENUE, LAS VEGAS, NEVADA 89177, TEL (702) 792-5288 OR (888) 216-6888, FAX (702) 792-2203

CONVENIENT INTERNET BANKING AT www.firstrepublic.com MEMBER FDIC